Surge Global Energy, Inc. “Striking Oil” in Miami, FL With New International Office and Veteran Execs Bellorin and Proano Added to Surge’s Exec Team

MIAMI, FL and PALM DESERT, CA--(Marketwired - Aug 19, 2013) - Surge® Global Energy, Inc. (“Surge”) (OTCQB: SRGG) (OTCBB: SRGG) has established new offices for International Operations in Miami, FL. This is the second U.S. office for the newly reorganized Surge Global Energy, Inc. (SRGG) located in the heart of Miami, FL’s financial district at 1110 Brickell Ave, Suite 317, Miami, FL 33131.

“As part of Surge Global Energy’s expansion into new international offices on Miami’s vibrant Brickell Ave, we are very pleased to announce the addition of two industry executive veterans to Surge’s team: Mr. Alberto Bellorin and Ms. Nancy Proaño,” said CEO Mr. Clark Morton.

“Mr. Bellorin’s more than 20 years’ experience in the oil & gas industry and financial markets across a wide range of assignments in management, capital finance, banking and investments both in the U.S. and South America, provide a critical element to our future growth strategies as we continue to build our company and its operations,” said Mr. Morton.

“We are also very pleased to welcome Ms. Nancy Proaño,” CEO Morton said. “Nancy’s extensive background as an economist and her knowledge of U.S. and South American banking and financial policies as well as general funding strategies and economic development provide important complementary skills and expertise to our growing management team.”

Alberto Bellorin, VP for Capital Funding and Finance: Prior to joining Surge Global Energy, Inc., Mr. Bellorin was a director of private wealth manager Omega Financial Group and was previously a director for Vanseca Oil & Gas which had operations in Colombia and Ecuador. He also served as president ABS-Capital and has held executive positions at Forex Network, LEC Brokerage House and Latino Capital Markets headquartered in Caracas, Venezuela. He began his career as a financial consultant at Petróleos de Venezuela, S.A (PDVSA), Venezuela’s largest oil company and the 100% owner of its U.S. subsidiary Citgo.

Mr. Bellorin holds an MBA from the University of Phoenix, AZ, completed graduate courses at I.E,S.A, Caracas, Venezuela; Catholic University, Caracas, Venezuela and New York Institute of Finance. As an undergraduate, he attended the University of Antwerp, Belgium and graduated with a B.S. in business administration from American University, Washington, D.C.

Nancy Proaño, Director Corporate Development: Prior to joining Surge Global Energy, Inc., Ms. Proaño held senior management positions at Banco Amazonas, S.A. and Citi bank for more than a decade and was an early pioneer in the establishment of micro-lending units in Ecuador which provided ongoing counsel to women entrepreneurs.

Originally from Quito, Ecuador, Ms. Proaño grew up in Bogota, Colombia and returned to Quito where she received her B.S. in economics from Universidad Catolica. Ms. Proaño holds an M.A. in economics from Williams College, Williamstown, MA, has lived and travelled extensively throughout the USA and is currently completing a professional studies diploma from the BBSH in Miami, FL.

About Surge Global Energy, Inc.

Surge Global Energy, Inc. (OTCQB: SRGG) is an oil and gas exploration and development company with offices in Palm Desert, California and Miami, FL. Surge is involved in the acquisition of petroleum rights and natural gas rights, the exploration for, and the development and production of crude oil, condensate gas and natural gas. Officers and directors continue to have preliminary negotiations to acquire interests in privately held independent oil and gas exploration companies and projects, and petroleum and gas pipe line interests.

Safe Harbor Statement.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including but not limited to statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “look forward,” “estimates” and similar expressions) should be considered to be forward-looking statements and the safe harbor provisions of said Act do not apply to an issuer that issues penny stock. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand for oil and gas, financing of prospects and producing properties, strategic relationships with other exploration and production companies, and general economic conditions. The Company does not assume any obligation to update any forward-looking statements. The Company files annual, quarterly and current reports, proxy and informational statements and other information with the Securities and Exchange Commission. This press release should be read in conjunction with all of the reports that the Company has previously filed with the Securities and Exchange Commission for financial and other information about it.

For more information, please contact: Alberto Bellorin, ab@surgeglobalenergy.com, 305-549-8992 or Trudy M. Self, Self & Associates, (909) 336-5685.

Surge® and the Surge® Logo are registered trademarks of Surge® Global Energy, Inc. and are used with its permission.

EDITORS MEMO: Alberto Bellorin is a resident of Miramar, Florida

EDITORS MEMO: Nancy Proaño is a resident of Aventura, Florida.

Contact Information

●	Trudy M. Self Self & Associates (909) 336-5685 Alberto Bellorin Email Contact 305-549-8992